Exhibit 10.1

May 12, 2008

MercadoLibre, Inc.

Tronador 4890, 8th Floor

C1430DNN Buenos Aires, Argentina

Attention: Nicolas Szekasy

E-Mail: nicolas@mercadolibre.com

Gentlemen,

Reference is hereby made to (1) that certain Stock Purchase Agreement, dated as of December 27, 2007 (the “Stock Purchase Agreement”), entered into by and among 2050 CAPITAL GROUP INC., a Panama corporation (“2050 Capital Group”), ABAX GROUP INC., a Panama corporation (“Abax Group”), GABINETE DE DISEÑO INDUSTRIAL INC., a Panama corporation (“Gabinete de Diseño Industrial”), STAMFORD ONE GROUP LTD., a British Virgin Islands limited company (“Stamford One Group”), EO FINANCIAL GROUP INC., a Panama corporation (“EO Financial Group”), MECK INVESTMENTS LTD., a British Virgin Islands limited company, CG INTERVENTURES INC., a Panama corporation (“CG Interventures”), Luis Carlos Uzcategui (“Uzcategui”), an individual, Luis Miguel Molina (“Molina”), an individual, Roberto Rivas (“Rivas”), an individual, and Jorge Caldas (“Caldas”), an individual (each, a “Seller” and collectively, the “Sellers”), CMG CLASSIFIED MEDIA GROUP, INC., a company organized under the laws of the Republic of Panama (“CMG”), and MERCADOLIBRE, INC., a Delaware corporation (“MercadoLibre” and together with Sellers and CMG, sometimes referred to individually as “Party” or collectively as the “Parties”) and (2) that certain escrow agreement, dated as of December 27, 2007 (the “Escrow Agreement”) by and among the Escrow Agent (as such term is defined therein), MercadoLibre and the Sellers. All capitalized terms used in this letter agreement not defined herein shall have their respective meanings as set forth in the Stock Purchase Agreement or the Escrow Agreement (as applicable).

Further reference is made to Section 2.5(b) of the Stock Purchase Agreement, whereby the Escrow Management Funds consisting of US$1,975,620.00 were to be held in escrow by the Escrow Agent for a period of twelve (12) months after the Closing Date pursuant to the terms and conditions of the Escrow Agreement.

This letter agreement confirms that each of MercadoLibre and the Management Shareholders hereby agrees to release the Escrow Management Funds in their entirety on a date to be determined by MercadoLibre in its sole discretion, but in no event later than June 30, 2008, as follows:

(1) US$55,750.37 (the “Escrow Management Funds ML Payment”) shall be released in favor of MercadoLibre by wire transfer to the following account of MercadoLibre:

Wachovia Bank

3442 Orange Ave NE

Roanoke, Virginia 24012

ABA 051400549

Beneficiary: First Clearing, LLC

Acct#: 5050000000631

Further Credit: 4151-5635; and

(2) the balance of the Escrow Management Funds less the Escrow Management Funds ML Payment (in the approximate amount of US$1,919,870.00 as of the date hereof, plus interest accrued on the Escrow Management Funds from the Closing Date through the date of payment to the Management Shareholders) (the “Early Release Payment”) shall be released by the Escrow Agent in favor of the Management Shareholders by wire transfer to the account of the Management Shareholders that is identified on Exhibit A hereto.

Each of the Management Shareholders and MercadoLibre further acknowledges and agrees that, effective immediately upon the Management Shareholders’ receipt of the Early Release Payment and MercadoLibre’s receipt of the Escrow Management Funds ML Payment, none of the Management Shareholders or MercadoLibre shall have any further rights or obligations with respect to the Escrow Management Funds under the Stock Purchase Agreement and/or the Escrow Agreement.

Each of the Management Shareholders and MercadoLibre hereby agrees to execute joint instructions to the Escrow Agent to achieve the purposes of this letter agreement no later than May 19, 2008. Each of the Management Shareholders and MercadoLibre further agrees that such joint instructions shall instruct the Escrow Agent to release the Early Release Payment and the Escrow Management Funds ML Payment on the same day.

Each of the Stock Purchase Agreement and the Escrow Agreement shall remain in full force and effect in accordance with the terms thereof in effect as of the date hereof, except as otherwise provided herein. Each of the Management Shareholders and MercadoLibre agrees that this letter shall be binding and shall serve as an addendum to the Stock Purchase Agreement and the Escrow Agreement, and except as expressly set forth herein nothing contained herein shall be construed as a waiver or modification of existing rights or obligations under the Stock Purchase Agreement and/or the Escrow Agreement.

This letter agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

This letter agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York without regard to its conflicts of laws provisions. This letter agreement together with the Stock Purchase Agreement and the Escrow Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof.

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If you are in agreement with the contents hereof, kindly execute in the designated space below.

Very truly yours,

MANAGEMENT SHAREHOLDERS:

LUIS CARLOS UZCATEGUI, in his individual capacity

By:	/s/ Luis Carlos Uzcategui

LUIS MIGUEL MOLINA, in his individual capacity

By:	/s/ Luis Miguel Molina

ROBERTO RIVAS, in his individual capacity

By:	/s/ Roberto Rivas

AGREED AND ACCEPTED:

MERCADOLIBRE, INC.

By:	/s/ Marcos Galpérin
Name:	Marcos Galpérin
Title:	Chief Executive Officer

CMG CLASSIFIED MEDIA GROUP, INC.

By:	/s/ Marcos Galpérin
Name:	Marcos Galpérin
Title:	Chief Executive Officer

By:	/s/ Nicolás Szekasy
Name:	Nicolás Szekasy
Title:	Chief Financial Officer

EXHIBIT A

Management Shareholders’ account information for the wire transfer to be made pursuant to this Letter Agreement:

TO: HSBC BANK USA NEW YORK

ACCOUNT NAME: ZOI INVESTMENT INC.

ABA: 021001088

SWIFT: MRMDUS33

ACCOUNT NUMBER: 000 300 047

IN FAVOR OF: HSBC PRIVATE BANK (LUXEMBOURG) SA

IBAN ACCOUNT NUMBER: LU241470063710546257

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